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                                                                    EXHIBIT 10.2


                            FIRST AMENDMENT TO SECOND
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "First Amendment") is made and dated as of the 28th day of December, 1998 by and among CHART HOUSE, INC. (the "Company"), CHART HOUSE ENTERPRISES, INC. (the "Parent"), BIG WAVE, INC., formerly known as Islands Restaurants, Inc. ("Big Wave") (the Parent and Big Wave being sometimes referred to, collectively and severally, as the "Guarantors"), BANKBOSTON, N.A., formerly known as the First National Bank of Boston ("BankBoston"), CALIFORNIA BANK & TRUST, formerly known as the Sumitomo Bank of California ("CB&T") (BankBoston and CB&T acting in their capacities as "Banks" under the Credit Agreement described more particularly below being referred to herein, collectively and severally, as the "Banks"), BANKBOSTON, acting in its capacity as Agent and CB&T acting in its capacity as Security Agent with respect to the credit facility evidenced by the Credit Agreement described more particularly below (in such capacities, the "Agent" and the "Security Agent," respectively).

                                    RECITALS

         A. Pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of June 27, 1997 by and among the Company, the Guarantors, the Banks party thereto, BankBoston as the "Agent" thereunder and CB&T as the Security Agent thereunder (as amended from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement) the Banks agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

         B. CB&T has indicated that it desires to withdraw as a Bank under the Credit Agreement. The parties have agreed, among other things, to permit CB&T to withdraw as a Bank from the Credit Agreement and to amend the Credit Agreement in certain respects, all as set forth more particularly below.

                  NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Withdrawal of CB&T as a Bank. The parties hereto agree that,
            ----------------------------
effective as of the First Amendment Effective Date (as such term is defined in Paragraph 11 below), CB&T shall be permitted to, and shall, withdraw as a Bank under the Credit Agreement and BankBoston, as the sole Bank under the Credit Agreement upon the occurrence of the First Amendment Effective Date, shall on the First Amendment Effective Date purchase and take from CB&T all outstanding Obligations held by CB&T
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on such date such that CB&T shall have been paid in full. The Credit Agreement and each of the other Loan Documents are hereby amended, effective as of the First Amendment Effective Date, mutatis mutandis as appropriate to reflect the
                                ------- --------
fact that CB&T is no longer a Bank thereunder and that BankBoston's Percentage Share thereunder is one hundred percent (100%).

         2. Return of Promissory Note. CB&T hereby agrees that on the First
            -------------------------
Amendment Effective Date, it shall return that certain Replacement Note dated as of June 27, 1997 and executed by the Company in favor of CB&T in connection with the Credit Agreement (the "CB&T Replacement Note") to the Agent marked "Paid in Full" on its face.

         3. Continuance of CB&T as Security Agent. Notwithstanding the fact
            -------------------------------------
that, effective as of the First Amendment Effective Date CB&T will no longer be a Bank under the Credit Agreement, CB&T hereby agrees that it shall continue to act as Security Agent under the Credit Agreement until notified in writing by the Agent that it has been replaced by a successor Security Agent. CB&T further agrees that, following the First Amendment Effective Date, it will take no action in its capacity as Security Agent except at the written direction of the Agent.

         4. Continuing Protection of CB&T. Notwithstanding the occurrence of the
            -----------------------------
First Amendment Effective Date, CB&T shall, following the First Amendment Effective Date, continue to be entitled to all protections which the Credit Agreement would accord a withdrawing Bank thereunder to the same extent as it would have been entitled thereto if it had not withdrawn as a Bank thereunder.

         5. Reduction of Commitment. To reflect the agreement of the parties to
            -----------------------
reduce the Revolving Loan Credit Limit under the Credit Agreement, the parties hereto hereby agree that, effective as of the First Amendment Effective Date, the definition of the term "Revolving Loan Credit Limit" set forth in Paragraph 14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Loan Credit Limit" shall mean $15,000,000.00, as
                   ---------------------------
         such amount may be increased or decreased by written agreement of the Agent, the Company and one hunder percent (100%) of the Banks."

         6. Amendment of Interest Rates. To reflect the agreement of the parties
            ---------------------------
to amend the interest rates applicable to Revolving Loans made pursuant to the Credit Agreement, effective as of the First Amendment Effective Date, the parties hereto hereby agree as follows:

                  (a) Paragraph 1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

                                    "1(c)   Calculation of Interest.  The
                                            -----------------------
         Company shall pay interest on Revolving Loans outstanding hereunder from the date disbursed to but not

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         including the date of payment, at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 3(b), 3(c) and 3(d) below): (1) the daily
                           ---------------  ----     ----
         average Alternate Base Rate in effect during the applicable computation period plus the Applicable Margin, and (2) the Applicable Eurodollar Rate for the applicable Interest Period, said interest to be payable as provided in Paragraph 3(a) below."
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                  (b) The definition of the term "Applicable Eurodollar Spread"
                                                  ----------------------------
set forth in Paragraph 14 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "'Applicable Eurodollar Spread' shall mean with
                             ----------------------------
         respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan: (a) from the Effective Date to but not including the date upon which the Compliance Certificate showing the calculation of the Leverage Ratio for the fiscal quarter ending December 31, 1998 has been provided to the Agent and the Banks as required pursuant to Paragraph 9(a)(3) above, 1.50% and (b) thereafter, that percentage
         -----------------
         determined in accordance with the following table:

                     Leverage Ratio            Applicable Eurodollar Spread
                     --------------            ----------------------------
                  Less than 1.50:1.00                                  1.25%

                  Greater than or Equal to                             1.50%
                  1.50:1.00 but Less
                  than 2.00:1.00

                  Greater than or Equal to                             1.75%
                  2.00:1.00"

                  (c) Paragraph 14 of the Credit Agreement is hereby amended to add, in correct alphabetical order, a new definition of the term "Applicable Margin" as follows:

                           "'Applicable Margin' shall mean with respect to any
                             -----------------
         Alternate Base Rate Loan, that percentage determined in accordance with the following table:

                      Leverage Ratio            Applicable Margin
                      --------------            -----------------
                  Less than 1.50:1.00                   0.00%

                  Greater than or Equal to              0.25%
                  1.50:1.00 but Less than
                  2.00:1.00

                  Greater than or Equal to              0.50%

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                  2.00:1.00"

         7. Expansion of Use of Proceeds. To reflect the agreement of the parties to permit the Company to use the proceeds of Loans made under the Credit Agreement for an additional purpose, effective as of the First Amendment Effective Date, the parties hereto hereby agree that Paragraph 1(d) of the Credit Agreement is hereby amended to insert the phrase ", including stock repurchases" immediately prior to the period appearing at the end of that Paragraph.

         8. Amendment of Financial Covenants. To reflect the agreement of the parties to amend certain of the financial covenants set forth in Paragraph 10 of the Credit Agreement and to add certain new financial covenants thereto, effective as of the First Amendment Effective Date, the parties hereto hereby agree as follows:

                  (a) The Coverage Ration test set forth in Paragraph 10(l) of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "10(l) Coverage Ratio Test. Permit as of the last day of any fiscal quarter the ration of (l) EBITDA of the Parent and its consolidated Subsidiaries during such fiscal quarter and the immediately preceding three fiscal quarters, less cash taxes paid (net of refunds) and Maintenance Capital Expenditures, to (2) Interest Expense and Required Principal Payments of Debt during such fiscal quarter and the immediately preceding three fiscal quarters to be less than 1.25:1:00."

                  (b) Paragraph 14 of the Credit Agreement is hereby amended to add, in correct alphabetical order, a new definition of the term "Maintenance Capital Expenditures" as follows:

                           "'Maintenance Capital Expenditures' shall mean Capital Expenditures made in the ordinary course of the Company's business with respect to existing Properties but excluding, in any event, Capital Expenditures made in connection with restaurant conversions and upgrades."

                  (c) Paragraph 10(m) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new financial covenant:

                           "10(m) Interest Coverage Ration Test. Permit as of the last day of any fiscal quarter the ration of: (1) EBITDA of the Parent and its consolidated Subsidiaries during such fiscal quarter and the immediately preceding three fiscal quarters to (2) Interest Expense to be less than 6.00:1.00."

                  (d) A new Paragraph 10(o) is hereby added to the Credit Agreement as follows:


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                                    "10(o)  Capital Expenditures.  Permit as of
                                            --------------------
         the last day of any fiscal year Capital Expenditures for such fiscal year to exceed $16,000,000.00."

         9. Reaffirmation of Loan Documents. Each of the company and each of the
            -------------------------------
Guarantors hereby affirms and agrees that (a) the execution and delivery by such Persons of, and the performance of their respective obligations under, this First Amendment shall not in any way amend, impair, invalidate or otherwise affect any of such Person's obligations or the rights, remedies and powers of the Agent and the Banks under the Loan Documents, including, without limitation, the Security Documents, as the same are amended hereby, and (b) all Loan Documents remain in full force and effect.

         10. Representations and Warranties. Each of the Company, the Parent and
             ------------------------------
Big Wave hereby, severally and independently as to itself only, represents and warrants that at the date hereof and at and as of the First Amendment Effective
Date:

                  (a) Except to the extent such were by their terms made solely as of a prior date, the representations and warranties of such Person contained in the Loan Documents are accurate and complete in all material respects.

                  (b) The execution and delivery by such Person of this First Amendment and the performance by such Person of its obligations hereunder are within the corporate power of such Person, have been (or as of the First Amendment Effective Date will be) duly authorized by all necessary corporate action and do not and will not (1) contravene any provision of such Person's charter, other incorporation papers, by-laws or any stock provisions, or any amendment thereof, (2) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of such parties under any agreement, deed of trust, indenture, mortgage or other instrument to such Person is a party or by which any of its properties are bound, (3) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (4) require any waiver, consent or approval of any Person other than such as have been obtained and copies of which have been provided to the Agent and the Security Agent, or (5) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of law, except those actions which have been taken or will be taken prior to the First Amendment Effective Date.

                  (c) This First Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms.

                  (d) No Default or Event of Default has occurred and is continuing or will occur as a result of (1) the execution and delivery of this First Amendment, or (2) the consummation of the transactions contemplated hereby.


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         11. Effective Date. This First Amendment shall be effective upon the date (the "First Amendment Effective Date") upon which there shall have been delivered to the Agent, in form and substance satisfactory to the Agent, each of the following:

                  (a)      The CB&T Replacement Note;

                  (b) A copy or counterpart copies of this First Amendment, duly executed by each of the parties hereto; and

                  (c) An amendment fee in the amount of $43,750.00, to be paid by the Company to the Agent upon execution of this First Amendment.

         Following the Effective Date, but in no event later than January 20, 1999, the Company and each of the Guarantors will provide to the Agent certified copies of such corporate resolutions and authorizations confirming the representations and warranties set forth in Paragraph 10(b) herein as the Agent may reasonably request.

         12. Survival. The representations and warranties, covenants and agreements of the Company, the Parent and Big Wave set forth herein shall survive the First Amendment Effective Date.

         13. Captions. Paragraph or other headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

         14. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

         15. Expenses. The Company shall pay upon demand all costs and expenses, including, without limitation, legal fees of Morrison & Foerster, LLP, special counsel to the Agent, in connection with the transactions contemplated hereby as are required to be paid by the Company pursuant to Section 9(g) of the Credit Agreement.

         16. Counterparts. This First Amendment may be executed in counterparts and such counterparts shall, when taken together, constitute one and the same agreement.


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         EXECUTED as of the day and year first above written.

                           The Company:

                           CHART HOUSE, INC.



                           By:     /s/ Cynthia T. Quigley
                           Name:   Cynthia T. Quigley
                           Title:  Vice President & Treasurer



                           The Guarantors:

                           CHART HOUSE ENTERPRISES, INC.



                           By:     /s/ Cynthia T. Quigley
                           Name:   Cynthia T. Quigley
                           Title:  Chief Financial Officer



                           BIG WAVE, INC.



                           By:     /s/ Cynthia T. Quigley
                           Name:   Cynthia T. Quigley
                           Title:  Vice President & Treasurer



                           The Agent:

                           BANKBOSTON, N.A.



                           By:    /s/ Debra Zurka
                           Name:  Debra Zurka
                           Title: Director


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                           The Security Agent

                           CALIFORNIA BANK & TRUST



                           By:
                           Name:
                           Title:



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